Exhibit 99.1

CONFERENCE CALL TRANSCRIPT

Q4 2004 PROVIDIAN FINANCIAL CORPORATION

EARNINGS CONFERENCE CALL

EVENT DATE/TIME: JAN. 20. 2005 / 2:00PM PT

CORPORATE PARTICIPANTS

Jack Carsky

Providian Financial Corporation - Sr. VP of Investor Relations

Joe Saunders

Providian Financial Corporation - Chairman, Pres., CEO

Tony Vuoto

Providian Financial Corporation - Vice Chairman, CFO

Warren Wilcox

Providian Financial Corporation - Head of Marketing

CONFERENCE CALL PARTICIPANTS

Joshua Steiner

Lehman Brothers - Analyst

Ed Groshans

Fox-Pitt Kelton - Analyst

Mike Hughes

Merrill Lynch - Analyst

Rich Shane

Jefferies & Co. - Analyst

Eric Wasserstrom

UBS - Analyst

Michael Cohen

Susquehanna Financial Group - Analyst

Chris Brendler

Legg Mason - Analyst

Joel Houch

Wachovia - Analyst

Stephen Schulz

Keefe, Bruyette & Woods - Analyst

Laura Kaster

Sandler O’Neill - Analyst

Mike Vinciquerra

Raymond James - Analyst

Bob Napoli

Piper Jaffray - Analyst

Sameer Gokhale

Bear Stearns - Analyst

Michael Hodes

Goldman Sachs - Analyst

Matthew Vetto

Smith Barney - Analyst

PRESENTATION

Operator

Hello, and welcome to the Providian Financial Corporation fourth quarter 2004 earnings conference call. At the request of Providian Financial, this conference is being recorded for instant replay purposes. All participants will be able to listen only until the question and answer session. To ask a question, please press star, 1. You will be prompted to record your first and last name, to withdraw your request, press star, 2. At this time I’d like to turn the call over to Mr. Jack Carsky, Senior Vice President of Investor Relations. Sir, you may begin.

Jack Carsky  - Providian Financial Corporation - Sr. VP of Investor Relations

Thanks, Tracy. Good afternoon, everyone and welcome to Providian Financial’s fourth quarter and full-year 2004 earnings conference call. Joining us today are Joe Saunders, Chairman and Chief Executive Officer, Warren Wilcox, head of Marketing, Tony Vuoto, CFO, and Bill Horning of our Investor Relations Group. This call is being webcast live over the Internet, it can be accessed on the Investor Relations section of our website at providian.com. A replay of the call will also be archived on our website. A script of today’s prepared comments will be available shortly after the call also on our website in the Investor Relations section. I want to remind you that any outlook for the future addressed in the call today is subject to risks and uncertainties that can cause future results to vary from expectations. Please refer to our SEC filings, including the risk factors described in our annual report for 2003 on Form 10-K for more information on these risks and uncertainties and on the limitations that apply to our forward-looking statements. For historical non-GAAP financial information disclosed in this call, the related GAAP measures and other information required by Regulation G of the SEC is available in the financial and statistical summary accompanying our fourth quarter earnings release. These can also be accessed through the Investor Relations section of our website. With that, I present Joe Saunders.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Good afternoon. We are pleased to announce our preliminary earnings today. Two days ago, our external auditors at Ernst & Young indicated they had not yet completed necessary audit procedures that would enable them to concur with some of the management assumptions used in our valuation methodology. We were optimistic that this would be resolved by now, but unfortunately that remains the case today. We have used essentially the same assumptions in our valuation methodology for many years, all audited by Ernst & Young. In addition we have reviewed our FAS140 processes and assumptions with our regulators for the last several years, and in 2003 we engaged another major accounting firm to review the process. They evaluated our processes, practices, and assumptions using industry norms. Based on these reviews, we are confident in our processes. Although we can’t give assurances with respect to how E&Y will come out, we look forward to resolving the matter expeditiously. Should we change our assumptions in accordance with alternatives that are currently under review, we would expect the impact on 2004 results to be in the range of $0.20 per diluted share and on the 2005 results to be negligible. With or without this adjustment, we’re very happy with the results we achieved in 2004.

All of this aside, we reported fourth quarter net income of $138 million, or fully-diluted earnings of $0.42 a share. The quarter was positively impacted by a lower tax rate and reversal of income tax expense that totaled approximately $0.10 a share, the specifics of which Tony will cover in greater detail shortly. For all of 2004, net income was $419 million, or fully diluted earnings of $1.30, which includes the $0.10 tax benefit in the fourth quarter. We are obviously very pleased with the results of both the quarter and the year, and we look forward to continued success in the year to come. To that end, we will be hosting our 2005 investor day in early March in New York, at which time we will provide a more in-depth look at the coming year. Over the past three years we have built a solid foundation on which we will continue to grow the new Providian. What we’ve achieved has to a great extent been the result of the extraordinarily hard work and dedication of Providian’s employees in implementing a focused strategy to reestablish Providian as a successful and growing company. This past quarter, in addition to ongoing improvement in the business, there were several actions worth noting.

We sought and were granted by our banking regulators permission for Providian National Bank to pay an in kind dividend to the parent Company of assets having a value of approximately $238 million. Tony will discuss the financial ramifications of this action in greater detail, but for my part, I think this says a lot about how much progress Providian’s made over the past three years and is also indicative of our positive working relationship with our regulators. We also successfully completed several financing transactions in the quarter that enhanced our already solid funding position as we enter 2005. These included two term securitization issuances and the replacement of our one-year conduit program. Importantly, we were able to improve on all-in funding costs on each successive transaction and are now able to execute transactions with all-in pricing as favorable as that which we were receiving in 2001. We completed the consolidation of our San Antonio operations into our other Texas facilities in the fourth quarter and we also consolidated an operations center in Oakland, California into existing facilities in Pleasanton, California and Arlington, Texas. We furthered our efforts to identify other potential efficiency enhancements and we will continue our focus on maintaining an efficient expense structure in 2005. Clearly on the credit side of things, 2004 was an outstanding year during which we lowered our managed net credit losses rather dramatically over 2003 while continuing to lay the groundwork for further progress in 2005.

During last year’s Investor Day, we laid out our goals for the final leg of our turnaround. Primary among them was to begin growing our receivables base after two years of downsizing it. Since the beginning of the year, we have successfully added about 2.1 million gross new accounts and approximately $1.6 billion in net new managed receivables, including approximately $600 million in the fourth quarter. Importantly, since the end of the first quarter, this growth was relatively consistent over the balance of the year. For all of 2004, this equated to a managed receivables growth rate of 9.5 percent, which was at the high point of our guidance going into the year. We said in 2004 that we would stay on a path of focused and measured growth and I see 2005 being no different. Our managed loans receivable growth goal for this year will again be a mid-to-high single digit rate over the 2004 ending balances of $18.5 billion. Like 2004, we would expect some seasonal softness in the first quarter, and there will be modest month-to-month volatility as we move through the year. Our receivables growth in 2004, and again in 2005, will be fueled by our “two-pronged” new accounts strategy, which combines proprietary Providian marketing programs and endorsed marketing partnerships to successfully recruit profitable new customers from our mainstream American target market.

The partnership component of our business was contributing about 30 percent of our new account production by year end 2004, and we expect this percentage to ramp up gradually as 2005 progresses. This is important because the two sides of our strategy are designed to complement each other. To the extent we are successful in adding good endorsed business, we can become even more selective and targeted on the proprietary side —

which should translate into strong direct marketing results. We have also started the process of exploring other ways to leverage our marketing competencies and customer base. We believe that there may be good opportunities to promote other types of financial services to our customers — and to supplement and diversify our revenue stream in the process. This subject is a strategic priority for us in 2005 and we anticipate discussing this in greater detail at our upcoming Investor Day. With that, I’ll turn the call over to Tony.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Thanks, Joe. Once again, we saw strong earnings in the fourth quarter, driven by a solid revenue stream from both interest and fee income. Our managed net interest income in the fourth quarter was $580 million and was fueled by a stable net interest margin on average managed loans of 13.4 percent. For the entire year, we generated almost $2.3 billion in managed net interest income with an associated margin of 13.7 percent. The modest compression that we witnessed over the course of the year was primarily driven by our success in further enhancing the overall credit quality of our managed receivables. The net interest margin on average earning assets in the quarter was 9.9 percent and was adversely affected by the modestly larger deposit portfolio we carried in the quarter. Total managed non-interest income was $265 million, which included a $9 million increase to the value of our retained interests based on a reduction in the discount rates used to value them and a net $23 million reduction to the value of our I/O strip. The net managed non-interest income in the quarter equated to a 5.9 percent non-interest margin, in line with our prior guidance. As with our loan margin, the non-interest margin compression over the course of 2004 was primarily the result of our improving credit quality, which resulted in lower late and over limit fees as well as the impact of lower annual fee amortization.

When taken together with our managed loss rate, the net managed interest and non-interest margins in the quarter combined to yield a 9.3 percent risk-adjusted margin on average managed loans. As we move through 2005, we believe that we can continue our progress here. Our current expectation is for a modestly expanding net interest margin and modest compression to the non-interest margin. Net/net, we would expect the two to generally offset each other while further improvement to the loss rate should result in additional expansion to the risk-adjusted margin. As a result of better than anticipated credit quality in our legacy middle market receivables, we saw a modest decline in our loan loss reserve in the fourth quarter. The $34 million reduction moved our total allowance to approximately $600 million at year end, representing an 8 percent coverage ratio for our on-balance-sheet loans. Our overall loan loss reserve requirements over the balance of 2005 will primarily depend on net receivables growth during the period, as well as the degree to which we securitize receivables during the period. We saw an additional reduction in the managed delinquency rate in the fourth quarter as a result of the aforementioned receivables growth. The 6.2 percent, 30-day plus managed delinquency rate we recorded for the quarter and year end represents the lowest level for the Company since the turnaround began. As we have said before, we continue to expect modest improvements in 2005, based on our expectations for top-line receivables growth.

Our managed net credit losses totaled approximately $446 million, an improvement over the third quarter, and ahead of our revised guidance for the year. This equated to a managed net credit loss rate of 9.98 percent for the quarter, the first quarterly single digit rate we have seen since the second quarter of 2001. For all of 2004, we recognized approximately $2.0 billion in managed net credit losses, a rate of 11.7 percent. This represents an improvement of 417 basis points over 2003 and was, without a doubt, one of our major successes during the year. Our expectation for 2005 is for further improvement with managed net credit losses to end the year at approximately $1.8 billion. Of course, there could be some seasonal variation in the monthly figures, but all told, we continue to move in the right direction. Non-interest expense rose slightly in the fourth quarter from the third quarter, primarily as a result of decommissioning costs associated with the shutdown of the operations center we had in Oakland, California, the completed closure of our San Antonio facility, and the effect of incurring costs earlier than expected for several technology projects. These all totaled $24 million. For all of 2004, non-interest expense, excluding advertising and solicitation, totaled $814 million in line with our prior guidance. Our expectation for non-interest expense in 2005, less advertising and solicitations, is essentially flat for this year with the advertising and solicitation component growing by approximately 10 percent.

The last income item of note, which Joe mentioned a moment ago, was the tax benefit we recognized during the quarter. We recorded a reduction of $25 million of previously accrued income tax expense and a reversal of $16 million of non-interest expense related to previously established tax exposures that together contributed $35 million to net income, or $0.10 to diluted earnings per share. These reversals were the result of the finalization of various tax audits and also from the reassessment of exposures covering the years 1997 through 2002 that are expected to be more favorably resolved than previously anticipated. In 2005, we expect to have an effective tax rate of 35 percent based on our intention to continue utilizing available tax credits. Moving on to the balance sheet, we ended the year in a solid position with liquidity of $4.8 billion, or approximately 20 percent of managed assets, and deposits of $9.5 billion, modestly higher from the third quarter. During the year, we ran down deposits by approximately $600 million and liquidity by approximately $900 million. This was in keeping with our goals of reducing deposits and lowering liquidity to around 20 percent of managed assets from an early year level of around 25 percent.

We ended the quarter and the year with capital of just under $2.8 billion, which represented approximately 15 percent of managed receivables and 37 percent of reported loans. Total capital and reserves represented approximately 45 percent of reported loans at period end. Our capital ratios at Providian National Bank ended the quarter in excellent shape. As Joe mentioned earlier, we requested and received approval from our regulators to upstream a dividend in-kind from Providian National Bank to the parent Company. The dividend consisted of approximately $231 million of residual interests on our balance sheet, bringing cash and investments at the parent to approximately $1.0 billion. These assets will be available to be used to meet our future obligations at the parent and provide a good working capital position going forward. As we move through 2005, we will continue to look for ways to reduce the amount of residual interests we carry on our bank’s balance sheet and improve our overall balance sheet efficiency. That concludes my comments, so I’ll turn the call back over to Joe.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Thanks, Tony. In closing, I want to reiterate that the progress Providian has made over the past three years was the result of the collective efforts of every employee of this Company. What these individuals have achieved in turning the Company around is in many ways unprecedented in the financial services industry and I want to acknowledge their efforts and express my sincere thanks to each and every one of them for their contribution. That said, we now enter the next phase of our evolution and much work lies ahead of us. Thank you again for joining us today. I and my management team look forward to seeing many of you at our upcoming Investor Day. Jack?

Jack Carsky  - Providian Financial Corporation - Sr. VP of Investor Relations

Thanks Joe. At this time we’re ready to take questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Our first question comes from Joshua Steiner from Lehman Brothers.

Joshua Steiner  - Lehman Brothers - Analyst

Thank you and congratulations on a good quarter. What was the amount of the I/Ostrip or retained interest reevaluation in the quarter and what were the drivers of that reevaluation? And then secondly, are you retaining a higher proportion of charge-offs for collection efforts and if so, what does that potentially mean for future improvement going forward?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

The reevaluation, the I/O strip in the quarter was about $23 million negative impact on earnings, and it was a combination of events which we don’t usually go into each individual detail, but we did three new deals in the quarter, which added to the IO. We amortized the existing I/O down, and there was a slight impact to performance going forward, which is really related to the fact that each quarter we reevaluate based on future performance expectations. The excess spread there will range between 7 and 9 percent, so the adjustment we made in the quarter was really just to recognize the timing of those flows. As far as the assets we’re holding, charge-offs, we are holding some, not an appreciable amount, because we are establishing an in-house recovery and sale operation that we did not have prior, and that gives us a little more flexibility in terms of collecting these things internally versus selling them outright or sending them to agencies, but it doesn’t have — we basically put out our expectation for losses next year, which includes those expectations.

Joshua Steiner  - Lehman Brothers - Analyst

Thank you.

Operator

Our next question is from Ed Groshans from Fox-Pitt.

Ed Groshans  - Fox-Pitt Kelton - Analyst

Good evening. Just wanted you to go through the margin. In the last call we talked about some of the better pricings, securitizations, and deposits rolling off and I guess you mentioned you accrued some extra deposits this quarter. Then also, if you could just touch on the loan growth, because it seems like most of the loan growth was back-ended in December as opposed to over the quarter, and I guess just some of what you’re seeing there with that growth also.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Some of what we’re seeing in what sense?

Ed Groshans  - Fox-Pitt Kelton - Analyst

The loan growth. There was a decline in October and a modest amount of growth in November.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

I think a lot of that — this is Joe Saunders. I think a lot of that had to do with the timing, the planned timing of some of the mailings and when we boarded the accounts and when the accounts were used. As I pointed out earlier in the conversation, if you look at our growth over the year, over two-thirds of our growth came prior to the fourth quarter. We’ve grown at a very consistent rate on a quarter-over-quarter basis since the second quarter.

Ed Groshans  - Fox-Pitt Kelton - Analyst

No, I mean — honestly, I was getting a little concerned in October/November, not seeing much come through, then December numbers were I guess surprising on the positive side, so I was just wondering—?

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

There were some things that could have come in at the end of November that wound up coming in at the beginning of December. That’s the best way to describe it.

Ed Groshans  - Fox-Pitt Kelton - Analyst

Thank you on that. Then just on the margin there? I guess last quarter we were talking about the repricing of some deposits and basically overall the cost of funding on that would be coming down?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, that will continue into this year as well. Basically, as we roll over our deposits, we are still rolling them over at rates that are lower than the ones that are rolling off, but that compression is pretty much normalizing now as we go into 2005, so from an interest expense perspective, we expect that rate to remain fairly steady over the course of the year.

Ed Groshans  - Fox-Pitt Kelton - Analyst

All right, thank you.

Operator

Our next question is from Mike Hughes from Merrill Lynch.

Mike Hughes  - Merrill Lynch - Analyst

Hi, good afternoon. Am I right — if I’m reading this right on page 6 you guys show your managed financial measures and it shows in addition to the reserve, an adjusted credit loss of the $479.4 million. And in your release and what you guys said, you actually released reserves during the quarter of about $33 million. So which one’s right?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

There was a release of 33 million.

Mike Hughes  - Merrill Lynch - Analyst

So that should be a negative 33.8 on page 6?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

That’s right.

Mike Hughes  - Merrill Lynch - Analyst

Okay. Question 2, on the stuff you guys booked in Q4, can you give us a rough sense as to how much would be on an introductory rate?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

This is Warren, Mike, how are you?

Mike Hughes  - Merrill Lynch - Analyst

Well, and you?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Overall, we’ve been running about 7 to 8 percent of our receivables subject to an introductory rate and we didn’t do anything unusual in the fourth quarter.

Mike Hughes  - Merrill Lynch - Analyst

Okay, good, thank you.

Operator

Rich Shane from Jefferies, you may ask your question.

Rich Shane  - Jefferies & Co. - Analyst

Good afternoon, guys.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Hi, Rick.

Rich Shane  - Jefferies & Co. - Analyst

Obviously, we had the news yesterday that Cap One ramped their marketing very aggressively in the last part of the fourth quarter. What are you guys seeing competitively at this point? Is that disrupting anything for you or how are you sort of combating that headed into the first quarter?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes, it’s Warren again. I can only speak for our results and our direct marketing results in the fourth quarter were pretty strong on the new accounts side. You know, so it impacts our lives and we go home and turn on the TV at night, but in terms of our actual direct marketing results at Providian, you know, stay the course, looks pretty good.

Rich Shane  - Jefferies & Co. - Analyst

Okay, so your sense is that they’re not competing in your market at this point aggressively or—?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Oh, I think they’re clearly competing across the entire credit spectrum, but your question had to do with did it impact our results? Our results were pretty strong in the fourth quarter and pretty consistent with what we’ve been getting.

Rich Shane  - Jefferies & Co. - Analyst

Great. And is your expectation that the programs you have out there now are competitive enough so that in the first quarter we’ll continue to see that strong growth?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes, I think Joe referenced a very important phenomenon in the commentary and that is as the partnership or the endorsed side of our strategy gradually ramps up. It takes some of the account production pressure off the proprietary Providian marketing that we do, and that’s the various selective target marketed stuff. So to the extent that the endorsed stuff ramps up, we can get even more targeted on the proprietary side, and that’s a — two sides benefit each other and we’re benefiting from that right now and I think that’s going to continue to be the case as we move into ‘05 and through ‘05, so we’re pretty bullish on what we’re seeing. You know, the first quarter from accounts production point of view, I think will be reasonably strong from a receivable management point of view. You know, it’s always a little bit challenging after Christmas, but I think we’ve got a lot of good programs in.

Rich Shane  - Jefferies & Co. - Analyst

Great. Thank you very much for the answer, Warren.

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes.

Operator

Our next question is from Eric Wasserstrom from UBS.

Eric Wasserstrom  - UBS - Analyst

Thanks. Two questions, please. The first is, Tony, can you walk me through how moving the IOs from the bank to the parent creates capital efficiency because I’m afraid I’m not seeing through that exactly.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

It doesn’t create capital efficiency. Basically, what you’re doing is — they’re not IOs, it’s residual interest spread accounts.

Eric Wasserstrom  - UBS - Analyst

Okay.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

And basically what it does is just create potential liquidity at the holding company because these have monetary value to us, and as they mature, we get the cash at the holding company rather than the bank, so we’re able to meet those dead obligations that are on the balance sheet.

Eric Wasserstrom  - UBS - Analyst

Okay, so that’s really what it is, it’s because—

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, it’s a liquidity play more than the capital play.

Eric Wasserstrom  - UBS - Analyst

Got you. Okay, great.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

And it reduces the residuals at the bank.

Eric Wasserstrom  - UBS - Analyst

And the benefit of that in and of itself is what?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Just gives the bank a more liquid balance sheet.

Eric Wasserstrom  - UBS - Analyst

Okay. And the second issue is: on your guidance for next year of asset growth of mid-to-high single digits, am I wrong in thinking that that’s a revision from high before or has that always been your position?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Well, last year — we haven’t given receivables growth yet for ‘05. We only gave it for ‘04 and that was mid-to-high single digits.

Eric Wasserstrom  - UBS - Analyst

Great, thanks very much.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

We — I think we said that that would be the case.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Expect more of the same.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Expect 2005 to be more of the same from 2004.

Operator

Our next question is from Michael Cohen from Susquehanna Financial Group.

Michael Cohen  - Susquehanna Financial Group - Analyst

Hi guys. Wondering if you can talk about your unit account growth outlook for 2005?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes, obviously in total the units have stayed pretty constant in ‘04. And—

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Expect to have more to come.

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

You’ve got a variety of different things going on. So in ‘05 there are several things that ought to start to drive modest unit expansion. You’ve got more accounts coming in on the new accounts side to a reasonable degree, and then you’ve basically got two components to attrition. One is effectively charge-off and the other is voluntary, and we would expect a modest improvement in both of those as well in ‘05. So I think you should expect to see that needle start to move, but albeit slowly.

Michael Cohen  - Susquehanna Financial Group - Analyst

And specifically on the gross new account front?

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Well, on the gross — let’s remember — are you talking about the difference between ‘03 and ‘04 or ‘04 and ‘05?

Michael Cohen  - Susquehanna Financial Group - Analyst

Talking about the number of gross new accounts you expect to put on in 2005?

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

We expect it to be higher than 2004.

Michael Cohen  - Susquehanna Financial Group - Analyst

Expect it to be higher than 2004.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

I think in the commentary we said we expected the marketing spending to be up about 10 percent?

Michael Cohen  - Susquehanna Financial Group - Analyst

Right.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

And we expect to have the same kinds of experiences. So we expect the number of accounts to be up by 10 percent.

Operator

Our next question is from Chris Brendler from Legg Mason.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Hey, Chris.

Chris Brendler  - Legg Mason - Analyst

Credit question for you. I’m seeing what looks to be some extremely strong delinquency rates again. So a two-part question: One, are you still benefiting from what we call the non-core portfolio continuing to improve or season or just run off or is that a reflection of the economy strengthening, the job market or is it a reflection of the stuff you put on the books is still seasoning or seasoning better than you expected? Just give me some color on how the fourth quarter delinquency rates trended versus your expectations to me it looks very good, especially the early bucket.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

It does, and the quality of — our quality continues to improve. If you look at the year, we actually attritted to the tune of about $2 million in the legacy portfolio, which is your non-core old portfolio. The core old portfolio remained flat and the, what we call the new portfolio or paper that we’ve generated since — in the last 2.5 years, was up $3.5 billion.

So that metric is pretty much what is driving everything that you see happening. We’re running off the bad stuff and we’re holding onto the old stuff that we want and we’re growing the new paper.

Chris Brendler  - Legg Mason - Analyst

On the new paper versus your expectations, simply fourth quarter, how’s it seasoning versus on that measure on the legacy front? Good, bad, indifferent?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

We’ll get into that in a lot more detail for you at investor day, Chris.

Chris Brendler  - Legg Mason - Analyst

Okay. I’m just trying to get—. And the second—

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

It’s been consistent.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

It’s been very consistent.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Better.

Chris Brendler  - Legg Mason - Analyst

And the second part of the question is what are your assumptions on the $1.8 billion? Obviously I’m thinking they were conservative like you were last year. Can you just give me some color? Do you expect economic portioning or a slight deterioration? How can you help me frame that?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

We usually don’t assume any change in the economy when we forecast our losses. We take account of that in our reserves. So we’re just assuming a steady state economy at this point.

Chris Brendler  - Legg Mason - Analyst

Okay, then can you just, separate question, can you just run through again what flowed through non-interest income either I/O or retained interest? I think I heard a negative 23. Making sure that’s the right number.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes what we isolated as — if you’re looking at the I/O it was a negative 23. The discount rates in the quarter improved slightly. That was about 9 million. So both of those are, you know, the net of that is a net hit of about 14 million, which is significantly lower than the benefit we had in the third quarter by about $90 million. Then if you put the non-interest expense it was basically the decommissioning expenses and technology spend that carried about 24 million in the quarter, offset by 16 million of interest expense, reversals related to the tax reserve settlements.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

You said the 24 million was 24 million increase in expenses as a result of decommission.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, right.

Chris Brendler  - Legg Mason - Analyst

I got it. Thanks a lot.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Okay, Chris.

Operator

Joel Houch from Wachovia, you may ask your question.

Joel Houch  - Wachovia - Analyst

Thanks, unbelievably strong quarter. I guess I need a little help just on the reserve issue here. I see the reserve coming down, 33 million on balance sheet, but the managed reconciliation actually shows 34 million higher provision than net credit losses, so—?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, Mike used that. That’s a mistake. There should be brackets around number.

Joel Houch  - Wachovia - Analyst

Okay.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Sorry.

Joel Houch  - Wachovia - Analyst

Okay. Can you give some, maybe Warren could give some color on of the $3.5 billion kind of new growth in the year, I mean, how much roughly is the proprietary channel versus the partnership roughly?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes, I think I can give a sense there. The partnerships were up about $700 million for the year and the rest was proprietary.

Joel Houch  - Wachovia - Analyst

Okay, and consistent with kind of the ramp in partnerships and accounts, is that — would you kind of expect that dynamic to play out as well in balances for ‘05?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes, I think we’d expect a fairly strong contribution in ‘05, both in the partner area and on the proprietary side, particularly the middle market part of the proprietary side, then supplemented to a lesser degree with extremely selected stuff originated in prime.

Joel Houch  - Wachovia - Analyst

Okay, and then I notice there’s — I mean, can you just kind of give us an update on the overall partnerships, how many you added, kind of for the quarter and the full year?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes, we had the 6 new signings in the fourth quarter and seven launches on the MBNA side. We didn’t actually have any Providian side launches in the fourth quarter and that’s why we didn’t announce anything. So we’ve got a little bit of an implementation queue build-up and I think you should expect to hear about some things in the first and second quarter on the Providian side.

Joel Houch  - Wachovia - Analyst

Okay. I’m assuming there will be a lot more disclosure transparency at the investor day?

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Yes. Okay. Thanks, guys. Great quarter. We had a pretty busy year. We had 25 signings during the year and 14 launches, so I mean, people in that unit have been busy and that’s good.

Joel Houch  - Wachovia - Analyst

Okay, thanks.

Operator

Stephen Schulz from KBW, you may ask your question.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

Hi, thanks, guys. Can you just in terms of the December net balance growth, can you give is us a picture of how much of it was acquisition-driven versus spending-driven? Hello?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, it’s hard—

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

Hard to do.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

To differentiate, because the new accounts spend too. So you got balance transfers coming in, you got everybody’s spending. It’s hard to just tell you exactly what’s what.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

You don’t have a ballpark—

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Purchases are up, we can tell you that. Purchases were up significantly versus prior year.

Warren Wilcox  - Providian Financial Corporation - Head of Marketing

You had the legacy runoff, you had some modest growth in the old core portfolio, about $100 million, and then the new portfolio’s basically drove the rest of the growth.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

So the new portfolio we could assume is mostly acquisition driven?

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Yes. That’s that new book we’ve been growing since the middle of ‘02.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

Okay, but not accounts that you actually added in December?

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

No, no, these accounts spend more prolificly than our older accounts did. So your sales are up.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

Okay. You had mentioned other balance sheet initiatives that you might be considering, you know, now that you’ve gotten some relief at least on the dividend side from the bank, can you talk about maybe some of those balance sheet efficiency initiatives?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Well, when you talk about just in terms of the general financial transactions, you know, we have flexibility to look into whether it’s additional convertible offerings, whether it’s unsecured debt, whether it’s continued, you know, continued efficiency in our funding where we’re getting lower residual interests and selling deeper in the transactions, so there’s been a kind of potpourri of things we have on the plate for ‘05.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

But you think in terms of liquidity, you’re still kind of comfortable with where liquidity is currently?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, I don’t think you’re going to see a significant change in that over the course of the year.

Stephen Schulz  - Keefe, Bruyette & Woods - Analyst

Great, thank you.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Sure.

Operator

Laura Kaster from Sandler O’Neill, your line is open.

Laura Kaster  - Sandler O’Neill - Analyst

Yes, I remembered in the last conference call we had, you said that the new portfolio that you were putting on was about two-thirds middle market, and of that, you could expect to see a 4 percent pretax ROA. Is that ROA still something that you’re seeing or is that coming under pressure? Could you just speak to that.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

The ROAs are consistent with our expectations, they’re still in that range, for the new, what we call new middle.

Laura Kaster  - Sandler O’Neill - Analyst

Okay, and account growth declined on a sequential quarter basis. Can you — is that because it was back-end loaded for receivables growth in the quarter or could you speak to that as well, please?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

I think it was just a function of the way the mail dropped over the course of the quarter. You usually don’t mail heavily in the month of December because most people don’t respond to offers over the Christmas you know, late in the Christmas season.

Laura Kaster  - Sandler O’Neill - Analyst

Okay, thank you.

Operator

Mike Vinciquerra from Raymond James, you may ask your question.

Mike Vinciquerra  - Raymond James - Analyst

Thanks. I was just wondering if you could give us a little frame around the yields that you get on the new stuff versus what you have in the old portfolio. Obviously your margins stayed strong because of what we talked about with funding costs, but on the yield side, should we expect the yields to come down as the old book continues to run. Your yields are incredibly strong from what I see on the loan side.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Remember, the loan yields are being affected now by variable pricing as well, so as the prime rates are being passed through to the consumer, it’s helping to stabilize the yields. As we said in the script, we expect those net interest margins to stay relatively stable through ‘05 with a slight compression in the non-interest side as we continue to wind down the credit portfolio, but again, the yield is being aided by the prime rate increases, which helps keep it up a little bit.

Mike Vinciquerra  - Raymond James - Analyst

Okay, then also can you provide any color at all on the other products, or do you want to wait until March before you guys give us a little clue—?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes. We’d rather present that in context of the whole marketing program.

Mike Vinciquerra  - Raymond James - Analyst

Fair enough. Thank you.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Sure.

Operator

Bob Napoli from Piper Jaffray, your line is open.

Bob Napoli  - Piper Jaffray - Analyst

Thank you. You gave a number of metrics for 2005. Do you want to give — what is your expectations for EPS growth in 2005?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Well, we knew somebody would ask that question. You win the prize, Bob. We basically feel that we’ve given a direction on a number of variables here in this—

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

We will expand on it in March.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

We will expand on it when we get to investor day in March.

Bob Napoli  - Piper Jaffray - Analyst

Okay, do you expect to add to the reserves in 2005?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Well, we said it would be consistent with asset growth in portfolio management vis-a-vis securitization activity. So I think given the asset growth, you could assume there would be some increase in reserves.

Bob Napoli  - Piper Jaffray - Analyst

Okay, and can you give a mix of your portfolio? What percentage of your portfolio now — what is the dollar amount of the new portfolio? What is the dollar amount of the legacy portfolio as we ended the year? Can you break out that $18.5 billion?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Sure.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Yes. The core old portfolio’s around $7 billion. The new portfolio’s a little over $7 billion, and what we call the legacy portfolio’s around $4 billion, a little over $4 billion. And as I said earlier, that legacy portfolio is $2 billion smaller than it was a year ago. The new portfolio’s $3.5 billion larger and the core portfolio is flat.

Bob Napoli  - Piper Jaffray - Analyst

Okay.

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Actually $10 million more.

Bob Napoli  - Piper Jaffray - Analyst

And do you expect that legacy to mostly run off over the next two years or are you — will some of that move to the core old—?

Joe Saunders  - Providian Financial Corporation - Chairman, Pres., CEO

Some of it will move to the core. It isn’t all going to run off. And I mean, you know, it’s a score-based calculation, so there will always be something that goes in there.

Bob Napoli  - Piper Jaffray - Analyst

Okay. And on the provision, the managed provision for losses what was that during the quarter, $412 million? Is that right?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, 412.

Bob Napoli  - Piper Jaffray - Analyst

412.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes.

Bob Napoli  - Piper Jaffray - Analyst

Okay. Thank you very much. Very helpful.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Okay.

Operator

Sameer Gokhale from Bear Stearns, you may ask your question,.

Sameer Gokhale  - Bear Stearns - Analyst

Hi, guys, good quarter. I had a question on just going back to some of the discussions you mentioned about E&Y not completing their procedures. I’m just curious if perhaps they started the audit a little bit later than usual or did they narrow the audit scope so that’s taking a little longer to audit the financials? Is anything you know, like that going on or—?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Let me just say that the issue we’re dealing with has nothing to do with the performance of our assets or anything. I think they just started in this new world order of Sarbanes-Oxley and everything else, they just take a lot longer to review assumptions management makes when it elects to estimating items on your balance sheet, but as we said, we hopefully will resolve this expeditiously.

Sameer Gokhale  - Bear Stearns - Analyst

Okay, and then just a quick point of clarification on the technology — the $24 million of the additional non-interest expense, can you give us a break out of between what the costs were for the decommissioning versus the acceleration of the technology projects?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

About half and half.

Sameer Gokhale  - Bear Stearns - Analyst

Great. Thank you very much.

Operator

Michael Hodes from Goldman Sachs, you may ask your question.

Michael Hodes  - Goldman Sachs - Analyst

Hi, good evening. Most of my questions have been addressed, but perhaps you could expand a little bit in terms of the I/O re-evaluation and retained interests valuation. In terms of thinking about this year, thinking about ‘05, you know, is it a reasonable assumption that that would be fairly neutral? It had been a big contributor kind of earlier in the year and kind of turned negative towards the end. I’m just wondering if you could give us some perspective on what you would expect that to look like?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, we’ve said it should start to neutralize itself in ‘05. In effect, what you had in ‘04 was a significant improvement in the credit losses in the trust, which generated a significant improvement in the excess spread as you all saw. So that’s reflected in the I/O valuations. And in effect, the — you also had a little bit of a benefit in the discount rates that we used for residual interests because our spreads continued to tighten, but at this point I think you can say you’re pretty much at a steady state level on both the excess spread and the spreads that we’re getting in our trust. So those impacts should start to normalize now.

Michael Hodes  - Goldman Sachs - Analyst

And just separately, regarding the dividend up from the bank, there’s obviously you know, an important milestone. Should we assume that this is going to be kind of ‘ revisited every few months and that we could see a more steady stream of capital dividend up to the bank or is this kind of you take a shot yearly and you know, it’s more of like an ‘06 event where we might expect more capital to be freed up?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

We always have the option to ask for one that’s really going to depend on the capital needs as we see them going forward, but I wouldn’t come to expect it on a regular basis, nor would it be solely an annual event, so we’d keep our options open. We tried, we were successful, we’re pleased with that. And we’ll take it from there.

Michael Hodes  - Goldman Sachs - Analyst

What do you think, you know, putting regulatory ratios aside, what do you think the appropriate level of capital is, given the mix of your business right now?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Well, the capital levels at the bank are at 20 percent plus. So they’re obviously high. But you know, as far as the overall capital in the Company, on a managed basis it’s still sitting at 11 or 12 percent, so that’s — which you’d probably consider reasonable. As we go forward it’s a question of how we use the capital in the bank.

Michael Hodes  - Goldman Sachs - Analyst

Got you but — you view your current situation as one of much excess?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Excuse me? Yes, it is one of much excess. I mean, it’s 20 percent, the target for well capitalized institution is 10, and even on the subprime basis it’s just a tick under 20 percent, so, and there the goal is 10, so yes. Why, doesn’t that mean we doubled more than we had, but at this kind of institution you’d probably run more than 10 anyway just because of volatility.

Michael Hodes  - Goldman Sachs - Analyst

You’re happy with your capital levels, but you’re not, you know, going to be asking near-term for more capital to be given up to be used or given back to shareholders or anything like that? That’s not something you’re telegraphing?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

No.

Michael Hodes  - Goldman Sachs - Analyst

Okay, thank you.

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Okay. I mean, not to be used in conjunction with share buy-backs or dividends, if that’s where you’re going.

Michael Hodes  - Goldman Sachs - Analyst

Got you. Thanks a lot.

Operator

Our last question is from Matthew Vetto from Smith Barney.

Matthew Vetto  - Smith Barney - Analyst

Not to belabor this, I just want to make sure I understand it though. The 23 million you talked about in the impact of the I/O strip negative through the non-interest income line, is that separate and distinct from the matter on which Ernst & Young is still deciding?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Yes, that’s separate, that’s what we’ve actually booked. It’s separate and distinct from that. It’s an issue related just to the average life of the I/O strip itself. But the 23 million is what’s actually in our numbers. It’s a part of the dollars.

Matthew Vetto  - Smith Barney - Analyst

Right, I got you. To the extent that Ernst & Young came back and said, hey, we disagree and you had to go back out to $0.20 would that then flop into ‘05 or not necessarily?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

Not necessarily. We said there would be negligible impact in ‘05 on an income statement basis.

Matthew Vetto  - Smith Barney - Analyst

Okay, so it’s not so much a timing issue as it is a methodology or whatever?

Tony Vuoto  - Providian Financial Corporation - Vice Chairman, CFO

You can characterize it how you want. I have a hard time characterizing it.

Matthew Vetto  - Smith Barney - Analyst

Okay, thanks.

Jack Carsky  - Providian Financial Corporation - Sr. VP of Investor Relations

Okay, that about wraps it up, ladies and gentlemen. We thank you for joining us tot today and if anyone has follow-up questions feel free to give myself or Bill Horning a call. Thanks again.

Operator

Thank you for participating. That concludes today’s conference call and you may disconnect at this time.